UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2006

Embarq Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-32732	20-2923630
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5454 W. 110th Street Overland Park, Kansas		66211
(Address of principal executive offices)		(Zip Code)

(913) 323-4637

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Supplemental Executive Retirement Plan

In accordance with Section 4 of the Employee Matters Agreement to be entered into between Sprint Nextel Corporation (“Sprint Nextel”) and Embarq Corporation (“Embarq”) as of May 17, 2006 (the “Distribution Date”), on May 11, 2006, the board of directors of Embarq adopted a supplemental executive retirement plan (“SERP”) to be effective as of the effective time on the Distribution Date for the spin-off of Embarq from Sprint Nextel (the “Spin-Off”). The terms and conditions (including the benefit formula) of Embarq’s SERP replicate the terms and conditions of the Sprint Supplemental Executive Retirement Plan as in effect immediately before the Distribution Date for individuals scheduled to be employees of Embarq, including its Chief Executive Officer and the four other persons who are executive officers of Embarq and who, based on employment with Sprint Nextel and its subsidiaries, were Embarq’s most highly compensated employees for the year ended December 31, 2005 (the “Named Officers”). Embarq’s SERP has been updated to be in good-faith compliance with Section 409A of the Internal Revenue Code of 1986 (the “Code”) and the proposed regulations under Section 409A.

Because the benefits that accrue under Embarq’s pension plan are limited by certain provisions of the Code, Embarq’s SERP will allow Embarq to make up for these lost benefits by supplementing the benefits that accrue under Embarq’s pension plan. In addition, like the Sprint Supplemental Executive Retirement Plan, Embarq’s SERP contains a mid-career pension enhancement provision that allows the board of directors of Embarq to grant to an employee under the SERP additional years of service above and beyond his or her actual years of service earned under Embarq’s pension plan.

Mr. Fuller, who is one of Embarq’s Named Officers, has been credited with six additional years of service under the mid-career pension enhancement provision of the Sprint Supplemental Executive Retirement Plan. Those additional years of service will be counted when his benefits under Embarq’s SERP are calculated.

A copy of Embarq’s SERP is filed as an exhibit hereto and incorporated by reference herein.

Assuming the following Named Officers continue to work for Embarq and continue to accrue benefits under the current benefits formula of Embarq’s pension plan and its SERP until age 65 and have pensionable compensation for years after 2005 equal to their pensionable compensation for 2005 (and in Mr. Hesse’s case, his initial annual base salary plus his annual target bonus opportunity), the Named Officers would receive an estimated annual benefit under the SERP, expressed as an annuity for life, as follows: Mr. Campbell—$208,812, Mr. Fuller—$330,941, Mr. Gerke—$229,954, Mr. Hesse—$396,199 and Mr. McEvoy—$214,102.

Key Management Benefit Plan

In accordance with Section 5 of the Employee Matters Agreement, on May 11, 2006, the board of directors of Embarq adopted a key management benefit plan to be effective as of the effective time on the Distribution Date for the Spin-Off in order to continue benefits earned under the Sprint Nextel key management benefit plan for Embarq’s participating employees. The terms and conditions of Embarq’s key management benefit plan replicate the terms and conditions of the Sprint Nextel key management benefit plan. Embarq does not expect any new participants in the plan. Mr. Fuller is the only Named Officer who is expected to be a participant in the plan. Embarq’s key management benefit plan has been updated to be in good-faith compliance with Section 409A of the Code and the proposed regulations under Section 409A.

Embarq’s key management benefit plan provides either an in-service or post-retirement death benefit to a participant’s designated beneficiary and/or, if elected by a participant, a supplemental retirement benefit to the participant. Under the plan, if a participant dies before retirement, the participant’s beneficiary will receive ten annual payments each equal to 25% of the participant’s highest annual salary during the five-year period immediately before the time of the participant’s death. If a participant dies after retiring or becoming permanently disabled, the participant’s beneficiary will receive a benefit equal to 300% (or a reduced percentage if the participant retires before age 60) of the participant’s highest annual salary during the five-year period immediately before the time of retirement or disability, payable either in a lump sum or in installments at the participant’s election. At least 13 months before retirement, a participant may elect a supplemental retirement benefit in lieu of all or a portion of the survivor benefit. The supplemental retirement benefit will be the actuarial equivalent of the survivor benefit. The Sprint Nextel key management benefit plan has five active participants, of whom three are employees of Embarq and only one of whom, Mr. Fuller, is a Named Officer.

Assuming Mr. Fuller continues to work for Embarq and has a salary for each year after 2005 equal to his salary for 2005, Mr. Fuller’s beneficiary under Embarq’s key management benefit plan will receive 10 annual payments equal to 25% of his 2005 salary, if he dies before his retirement, or, if he dies after retiring or becoming disabled, Mr. Fuller’s beneficiary will receive a benefit equal to 300% of Mr. Fuller’s 2005 salary payable either in a lump sum or in installments at Mr. Fuller’s election. In lieu of all or a portion of the survivor benefit, Mr. Fuller may elect a supplemental retirement benefit, which will be actuarially equivalent to the survivor benefit.

A copy of Embarq’s key management benefit plan is filed as an exhibit hereto and incorporated by reference herein.

Grant of Adjusted Stock Options

In connection with the Spin-Off, Section 17.2(b) of the Employee Matters Agreement provides that each outstanding stock option granted by Sprint Nextel (“Sprint Nextel Option”)

that is held by employees of Embarq and its subsidiaries at the effective time on the Distribution Date (the “Distribution Time”) will be converted as of the Distribution Time into an option to purchase shares of common stock of Embarq (“Embarq Option”). Under the Employee Matters Agreement, each Embarq Option will be subject to terms and conditions after the Distribution Time that are substantially similar to (to the extent practicable) the terms and conditions applicable to the corresponding Sprint Nextel Option immediately prior to the Distribution Time. The Employee Matters Agreement sets forth a formula (described below) for determining the number of shares of common stock of Embarq subject to each Embarq Option and the per-share exercise price of each Embarq Option.

In accordance with Section 17.2(b) of the Employee Matters Agreement, on May 11, 2006, the Compensation Committee of the board of directors of Embarq (the “Compensation Committee”) approved the grant of Embarq Options, as of the Distribution Time, under the Embarq Corporation 2006 Equity Incentive Plan (the “Equity Incentive Plan”) to employees, including executive officers, of Embarq who hold Sprint Nextel Options as of the Distribution Time, with the Embarq Options having the following terms and conditions:

(a) Each Embarq Option will be subject to terms and conditions after the Distribution Time that are substantially similar to (to the extent practicable) the terms and conditions applicable to the corresponding Sprint Nextel Option immediately prior to the Distribution Time, except as provided in clause (b).

(b) The number of shares of Embarq common stock subject to, and the exercise price of, each Embarq Option will be adjusted pursuant to the following methodology:

(1) the number of shares of Embarq common stock subject to the Embarq Option will be equal to the product of: (A) the number of shares underlying the corresponding Sprint Nextel Option immediately prior to the Distribution Time, multiplied by (B) the Embarq Share Ratio, with fractional shares rounded down to the nearest whole share.

(2) The per-share exercise price of each Embarq Option will be equal to the product of: (A) the per-share exercise price of the corresponding Sprint Nextel Option immediately prior to the Distribution Time, multiplied by (B) the Embarq Price Ratio, rounded up to the nearest whole cent.

(c) For purposes of the formula, (1) the “Embarq Share Ratio” means the quotient obtained by dividing the Sprint Pre-Distribution Stock Value by the Embarq Stock Value, (2) the “Sprint Pre-Distribution Stock Value” means the official New York Stock Exchange (“NYSE”) only “regular way” closing price for Sprint Nextel common stock on the last trading day on the NYSE immediately before the Distribution Time and (3) ”Embarq Stock Value” means the official NYSE only closing price for Embarq common stock trading “when issued” on the last trading day on the NYSE immediately before the Distribution Time.

(d) For purposes of the formula, the “Embarq Price Ratio” means the quotient obtained by dividing the Embarq Stock Value by the Sprint Pre-Distribution Stock Value.

In accordance with the Employee Matters Agreement, unless the award agreement for the corresponding Sprint Nextel Option or another agreement, such as a non-compete agreement, between Embarq or Sprint Nextel and the executive officer, provides other terms, the following terms will generally govern the Embarq Options:

•	The grant date of the Embarq Option will be deemed to be the date the corresponding Sprint Nextel Option was granted.

•	Except for certain options received pursuant to the Sprint Management Incentive Stock Option Plan that fully vested at the time of grant, the Embarq Option will become exercisable at the rate of 25% of the shares subject to the option on each of the first four anniversaries of the grant date.

•	The Embarq Option may become exercisable sooner if the holder terminates employment with Embarq by reason of death or disability, and, if the holder has held the Embarq Option for more than one year, when the holder terminates employment with Embarq by reason of normal retirement. Generally, Embarq Options that have been held for at least one year will become fully exercisable upon a change of control, provided that for executive officers the acceleration of vesting occurs if the executive officer is terminated involuntarily or resigns with good reason after the change of control.

•	Unless terminated earlier, the Embarq Option expires on the 10th anniversary of the grant date.

•	To the extent the corresponding Sprint Nextel Option included reload rights, the Embarq Option will include such rights.

Grant of Restricted Stock Units

In connection with the Spin-Off, Section 17.4(a) of the Employee Matters Agreement provides that (subject to certain exceptions) any holder of a restricted stock unit granted by Sprint Nextel (“Sprint Nextel RSU”) (other than founders’ grants of Sprint Nextel RSUs made on August 12, 2005) that is outstanding as of the Distribution Time shall continue to hold such Sprint Nextel RSU and, in addition, shall (in lieu of any award related to Embarq common stock made pursuant to the terms of his or her Sprint Nextel RSU award) receive (i) a restricted stock unit award under the Equity Incentive Plan (“Embarq RSU”) which reflects the number of shares of common stock of Embarq that such person would have received at the Distribution Time if such person’s Sprint Nextel RSU had been Sprint Nextel restricted stock, rounded down to the nearest whole unit, and (ii) cash from Embarq in lieu of a fractional Embarq RSU. Under the Employee Matters Agreement, each such Embarq RSU award will be (to the extent practicable) made subject to the same terms, conditions and restrictions after the Distribution Time as the terms, conditions and restrictions applicable to the corresponding Sprint RSU immediately prior to the Distribution Time.

In accordance with the Employee Matters Agreement, on May 11, 2006, the Compensation Committee approved the grant as of the Distribution Time of Embarq RSUs under the Equity Incentive Plan and the payment of cash in lieu of fractional Embarq RSUs to the holders of Sprint Nextel RSUs, including the Embarq executive officers, as of the Distribution Time.

Each Embarq RSU represents the right of a holder to receive one share of Embarq common stock at a particular date in the future, referred to as the delivery date. A holder’s right to receive a share of Embarq common stock under an Embarq RSU is a contractual right between the holder and Embarq and does not give the holder a preferred claim to any of Embarq’s assets or shares. Embarq RSU awards generally are not assignable or transferable by an individual other than by will or by the laws of descent and distribution, except as otherwise provided in individual award agreements.

Unless a particular award agreement for the corresponding Sprint Nextel RSU or another agreement, such as a non-compete agreement, provides otherwise, the following terms will generally govern the Embarq RSUs granted to Embarq employees, including executive officers:

•	The grant date of Embarq RSUs will be deemed to be the date the corresponding Sprint Nextel RSUs were granted.

•	If cash dividends are paid on the shares of Embarq common stock underlying the Embarq RSUs, a holder of Embarq RSUs on the dividend record date will receive on the dividend payment date a cash payment equal to the amount of the dividend paid.

•	The vesting date of the Embarq RSUs will be the vesting date of the corresponding Sprint Nextel RSUs. The vesting of Embarq RSUs will accelerate as follows:

•	Embarq RSUs vest immediately after the holder’s termination of employment with Embarq if the reason for the termination was the holder’s death or total disability;

•	Embarq RSUs granted to employees vest immediately after (1) if the Embarq RSUs have been outstanding for at least one year, the date on which the employee attains age 65, or (2) the first anniversary of the grant date of the Embarq RSUs if the holder is age 65 or older on that anniversary date;

•	Generally, Embarq RSUs that have been held for at least one year will become fully exercisable upon a change of control, provided that for executive officers, the acceleration of vesting occurs if the executive officer is terminated involuntarily or resigns with good reason after the change of control.

Conversion and Grant of Embarq RSUs to Mr. Hesse

Mr. Hesse, Embarq’s Chairman of the Board, President and Chief Executive Officer, currently holds Sprint Nextel RSUs issued pursuant to the Sprint Nextel equity incentive plans and the terms of the Employment Agreement, dated June 7, 2005, that Sprint Corporation and Sprint/United Management Company, a subsidiary of Sprint, entered into with Mr. Hesse (the “Employment Agreement”). The Employment Agreement was filed with the Securities and Exchange Commission as Exhibit 10.11 to Amendment No. 1 to Embarq’s Registration Statement on Form 10 on March 14, 2006. Pursuant to the terms of the Employment Agreement and Section 17.4(c) of the Employee Matters Agreement, all of Mr. Hesse’s Sprint Nextel RSUs are to be converted entirely into Embarq RSUs as of the Distribution Time.

In accordance with the Employee Matters Agreement, on May 11, 2006, the Compensation Committee approved the conversion of Mr. Hesse’s Sprint Nextel RSUs and the issuance to Mr. Hesse of Embarq RSUs at the Distribution Time as follows: (i) 157,000 (which is the number of Sprint Nextel RSUs currently held by Mr. Hesse) multiplied by (ii) the Embarq Share Ratio, rounded down to the nearest whole unit. In lieu of a fractional Embarq RSU, Embarq will pay to Mr. Hesse an amount of cash equal to the value of such fractional unit.

The Embarq RSUs issued to Mr. Hesse vest on June 7, 2008, subject to the terms and conditions of the Employment Agreement. The Embarq RSUs issued to Mr. Hesse are subject to the terms and conditions described above except as otherwise provided under the Employment Agreement.

Credit Agreement

The description of the Credit Agreement (as defined below) set forth below in Item 2.03 and the text of the Credit Agreement, which is filed as an exhibit hereto, are incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Credit Agreement

Embarq will become obligated on material direct financial obligations pursuant to the Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of May 10, 2006, among Embarq, the initial lenders named therein, and the following parties:

•	Citibank, N.A., as Administrative Agent;

•	JPMorgan Chase Bank, N.A., as Syndication Agent;

•	Bank of America, N.A., Deutsche Bank Securities Inc., Mitsubishi UFJ Financial Group, Inc., The Royal Bank of Scotland PLC, UBS Loan Finance LLC and Wachovia Bank, National Association, as Co-Documentation Agents; and

•	Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as Joint Lead Arrangers and Joint Bookrunners.

Under the terms of the Credit Agreement, the lenders will make available to Embarq up to $1,600,000,000 term loan commitments and up to $1,500,000,000 revolving loan commitments (with a letter of credit subfacility of up to $200,000,000), with an option exercisable by Embarq to increase the revolving loan commitments up to $2,000,000,000.

Proceeds of the credit agreement may be used for general corporate purposes and to fund a one-time transfer of cash to Sprint Nextel in connection with the separation of Embarq from Sprint Nextel.

The principal amount outstanding of all term loans and revolving loans is due and payable on May 8, 2011, unless, in the case of the revolving loans only, Embarq has exercised its option to extend the maturity date for additional one year periods.

Loans will bear interest, at the election of Embarq, at either Citibank’s base rate plus an applicable margin ranging from 0% to .2% or LIBOR plus an applicable margin ranging from .320% to 1.2%, in each case based upon Embarq’s credit rating. Interest on base rate loans is payable on a quarterly basis on the last day of March, June, September and December, and interest on LIBOR loans is payable at the end of the applicable interest period, which may be one, two, three or six months, but in any event at intervals not longer than three months. If certain events of default occur, the lenders may charge a default rate of interest equal to 2% plus the applicable interest rate otherwise in effect.

Embarq will pay a facility fee on the aggregate amount of the revolving credit facility and the term facility equal to an applicable percentage ranging from .08% to .30%, as determined based upon Embarq’s credit rating. The facility fee is payable on a quarterly basis on the last day of March, June, September and December, beginning June 30, 2006.

The Credit Agreement contains customary representations and warranties, indemnification provisions and affirmative and negative covenants, including negative covenants limiting the creation of additional liens and the incurrence of additional debt of the subsidiaries of Embarq. The Credit Agreement contains a leverage ratio covenant and an interest coverage ratio covenant. Upon the occurrence of an event of default, the Credit Agreement provides that all principal and interest may be declared immediately due and payable and other remedies may be exercised by the lenders. Events of default include nonpayment of obligations under the Credit Agreement, failure to comply with covenants, any representation or warranty proving to have been materially incorrect when made, and the occurrence of a cross default with respect to other indebtedness outstanding in a principal amount of at least $100,000,000 in the aggregate.

The summary of the Credit Agreement set forth in this Item 2.03 is qualified in its entirety by reference to the text of the Credit Agreement, which is filed as an exhibit hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Credit Agreement, dated as of May 10, 2006, by and among Embarq Corporation (borrower), the banks, financial institutions and other institutional lenders (initial lenders) and issuers of letters of credit (initial issuing banks) and Citibank, N.A., as administrative agent

10.1	Embarq Corporation Supplemental Executive Retirement Plan

10.2	Embarq Corporation Key Management Benefit Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Embarq Corporation

Date: May 11, 2006	By:	/s/ CLAUDIA S. TOUSSAINT
Claudia S. Toussaint
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Credit Agreement, dated as of May 10, 2006, by and among Embarq Corporation (borrower), the banks, financial institutions and other institutional lenders (initial lenders) and issuers of letters of credit (initial issuing banks) and Citibank, N.A., as administrative agent

10.1	Embarq Corporation Supplemental Executive Retirement Plan

10. 2	Embarq Corporation Key Management Benefit Plan